Exhibit 99.1

MongoDB, Inc. Announces Second Quarter Fiscal 2024 Financial Results
Second Quarter Fiscal 2024 Total Revenue of $423.8 million, up 40% Year-over-Year
Continued Strong Customer Growth with Over 45,000 Customers as of July 31, 2023
MongoDB Atlas Revenue up 38% Year-over-Year; 63% of Total Q2 Revenue
NEW YORK - August 31, 2023 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the second quarter ended July 31, 2023.
“MongoDB delivered excellent results in the second quarter, highlighted by 40% revenue growth, continued strength in new workload acquisition and record operating margin. The ongoing success of our new business efforts for Atlas and Enterprise Advanced across our sales channels is a testament to the value of MongoDB’s run anywhere strategy which enables customers of any size to innovate faster and more efficiently,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

“We are at the early stages of AI powering the next wave of application development. We believe MongoDB provides developers a unified platform that supports both the foundational requirements necessary for any application and the exceptionally demanding needs of AI-specific applications, making our competitive advantage even stronger in the world of AI.”

Second Quarter Fiscal 2024 Financial Highlights
•Revenue: Total revenue was $423.8 million for the second quarter of fiscal 2024, an increase of 40% year-over-year. Subscription revenue was $409.3 million, an increase of 40% year-over-year, and services revenue was $14.5 million, an increase of 20% year-over-year.
•Gross Profit: Gross profit was $318.5 million for the second quarter of fiscal 2024, representing a 75% gross margin compared to 71% in the year-ago period. Non-GAAP gross profit was $329.0 million, representing a 78% non-GAAP gross margin, compared to a non-GAAP gross margin of 73% in the year-ago period.
•Loss from Operations: Loss from operations was $49.0 million for the second quarter of fiscal 2024, compared to a loss from operations of $114.8 million in the year-ago period. Non-GAAP income from operations was $79.1 million, compared to a non-GAAP loss from operations of $12.4 million in the year-ago period.
•Net Loss: Net loss was $37.6 million, or $0.53 per share, based on 70.9 million weighted-average shares outstanding, for the second quarter of fiscal 2024. This compares to a net loss of $118.9 million, or $1.74 per share, in the year-ago period. Non-GAAP net income was $76.7 million, or $0.93 per share, based on 82.5 million diluted weighted-average shares outstanding. This compares to a non-GAAP net loss of $15.6 million, or $0.23 per share, in the year-ago period.
•Cash Flow: As of July 31, 2023, MongoDB had $1.9 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended July 31, 2023, MongoDB used $25.3 million of cash from operations, used $0.6 million of cash in capital expenditures and used $1.4 million of cash in principal repayments of finance leases, leading to negative free cash flow of $27.3 million, compared to negative free cash flow of $48.6 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter Fiscal 2024 and Recent Business Highlights
•MongoDB announced a number of new products and capabilities at MongoDB.local NYC. Highlights include Atlas Vector Search, to dramatically simplify the integration of generative AI and semantic search functionality to develop more intelligent applications; Atlas Stream Processing, to build sophisticated, real-time, event-driven applications; and the general availability of Relational Migrator, to make it significantly easier to migrate from legacy database technologies to MongoDB.
•MongoDB continues to make significant progress in building out an AI ecosystem, anchored by the announcement of an expanded partnership with Google Cloud that enables developers to use state-of-the-art AI foundation models from Google to accelerate the use of generative AI. In addition, we launched MongoDB’s AI Innovators Program, which provides customers with access to technology and partnerships to help them build with generative AI.
•MongoDB launched Atlas for Industries, a comprehensive and industry-specific set of programs, expertise, partnerships, and integrated solutions to support customers on their modernization journey. MongoDB launched Atlas for Financial Services at the NYC.local event, followed by Atlas for Public Sector, with additional industries coming later in the year.
Third Quarter and Full Year Fiscal 2024 Guidance
Based on information available to management as of today, August 31, 2023, MongoDB is issuing the following financial guidance for the third quarter and full year fiscal 2024.

	Third Quarter Fiscal 2024	Full Year Fiscal 2024
Revenue	$400.0 million to $404.0 million	$1.596 billion to $1.608 billion
Non-GAAP Income from Operations	$41.0 million to $44.0 million	$189.0 million to $197.0 million
Non-GAAP Net Income per Share	$0.47 to $0.50	$2.27 to $2.35
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, August 31, 2023, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the third fiscal quarter and full year fiscal 2024 and our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact the COVID-19 pandemic may have on our business and on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 2, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net income (loss) and non-GAAP net income (loss) per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments;

•additionally, non-GAAP net income and non-GAAP net income per share for the fiscal year 2024 periods are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.

MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries by unleashing the power of software and data. Built by developers, for developers, our developer data platform is a database with an integrated set of related services that allow development teams to address the growing requirements for today’s wide variety of modern applications, all in a unified and consistent user experience. MongoDB has tens of thousands of customers in over 100 countries. The MongoDB database platform has been downloaded hundreds of millions of times since 2007 and there have been millions of builders trained through MongoDB University courses. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations

MongoDB
Press@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$607,175	$455,826
Short-term investments	1,293,926	1,380,804
Accounts receivable, net of allowance for doubtful accounts of $7,165 and $6,362 as of July 31, 2023 and January 31, 2023, respectively	272,392	285,192
Deferred commissions	84,140	83,550
Prepaid expenses and other current assets	37,329	31,212
Total current assets	2,294,962	2,236,584
Property and equipment, net	53,866	57,841
Operating lease right-of-use assets	42,218	41,194
Goodwill	57,779	57,779
Acquired intangible assets, net	6,838	11,428
Deferred tax assets	3,565	2,564
Other assets	189,006	181,503
Total assets	$2,648,234	$2,588,893
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,156	$8,295
Accrued compensation and benefits	91,316	90,112
Operating lease liabilities	9,438	8,686
Other accrued liabilities	55,031	52,672
Deferred revenue	348,355	428,747
Total current liabilities	512,296	588,512
Deferred tax liability, non-current	907	225
Operating lease liabilities, non-current	36,959	36,264
Deferred revenue, non-current	20,286	31,524
Convertible senior notes, net	1,141,574	1,139,880
Other liabilities, non-current	51,127	52,980
Total liabilities	1,763,149	1,849,385
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of July 31, 2023 and January 31, 2023; 71,442,756 shares issued and 71,343,385 shares outstanding as of July 31, 2023; 70,005,957 shares issued and 69,906,586 shares outstanding as of January 31, 2023	72	70
Additional paid-in capital	2,517,249	2,276,694
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of July 31, 2023 and January 31, 2023	(1,319)	(1,319)
Accumulated other comprehensive loss	(4,042)	(905)
Accumulated deficit	(1,626,875)	(1,535,032)
Total stockholders’ equity	885,085	739,508
Total liabilities and stockholders’ equity	$2,648,234	$2,588,893

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Subscription	$409,334	$291,607	$764,048	$566,188
Services	14,457	12,053	28,023	22,919
Total revenue	423,791	303,660	792,071	589,107
Cost of revenue(1):
Subscription	84,822	71,435	162,995	136,004
Services	20,515	16,842	39,791	30,488
Total cost of revenue	105,337	88,277	202,786	166,492
Gross profit	318,454	215,383	589,285	422,615
Operating expenses:
Sales and marketing(1)	195,934	181,598	378,667	331,866
Research and development(1)	125,420	108,037	242,237	204,409
General and administrative(1)	46,103	40,591	85,931	77,123
Total operating expenses	367,457	330,226	706,835	613,398
Loss from operations	(49,003)	(114,843)	(117,550)	(190,783)
Other income (expense), net	14,994	(973)	31,782	(1,181)
Loss before provision for income taxes	(34,009)	(115,816)	(85,768)	(191,964)
Provision for income taxes	3,588	3,049	6,075	4,195
Net loss	$(37,597)	$(118,865)	$(91,843)	$(196,159)
Net loss per share, basic and diluted	$(0.53)	$(1.74)	$(1.30)	$(2.88)
Weighted-average shares used to compute net loss per share, basic and diluted	70,874,117	68,334,464	70,531,581	68,025,687

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenue—subscription	$6,075	$5,009	$11,589	$9,476
Cost of revenue—services	3,342	2,560	6,290	4,772
Sales and marketing	40,376	35,653	77,982	66,187
Research and development	48,413	40,642	92,479	76,125
General and administrative	15,106	12,690	28,927	23,560
Total stock‑based compensation expense	$113,312	$96,554	$217,267	$180,120

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(37,597)	$(118,865)	$(91,843)	$(196,159)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	4,173	3,958	8,546	7,745
Stock-based compensation	113,312	96,554	217,267	180,120
Amortization of debt issuance costs	847	845	1,694	1,685
Amortization of finance right-of-use assets	993	993	1,987	1,987
Amortization of operating right-of-use assets	2,254	2,440	4,479	4,458
Deferred income taxes	(189)	(241)	(377)	(302)
Amortization of premium and accretion of discount on short-term investments, net	(12,279)	1,845	(25,509)	4,076
Unrealized (gain) loss on non-marketable securities	932	57	(1,294)	(1,694)
Unrealized foreign exchange loss (gain)	870	(1,725)	1,299	(1,144)
Change in operating assets and liabilities:
Accounts receivable	(61,206)	(48,220)	12,158	(19,480)
Prepaid expenses and other current assets	124	8,201	(2,785)	4,908
Deferred commissions	(7,104)	(11,833)	(4,440)	(16,555)
Other long-term assets	(92)	(504)	(138)	(862)
Accounts payable	(52)	1,138	(356)	2,161
Accrued liabilities	16,090	22,815	3,459	(201)
Operating lease liabilities	(2,262)	(2,357)	(4,656)	(4,549)
Deferred revenue	(44,084)	179	(91,350)	331
Other liabilities, non-current	(32)	49	287	378
Net cash (used in) provided by operating activities	(25,302)	(44,671)	28,428	(33,097)
Cash flows from investing activities
Purchases of property and equipment	(635)	(2,614)	(1,258)	(5,152)
Investment in non-marketable securities	(750)	—	(2,056)	(1,119)
Proceeds from maturities of marketable securities	475,000	325,000	755,000	400,000
Purchases of marketable securities	(583,810)	(97,468)	(650,599)	(197,614)
Net cash (used in) provided by investing activities	(110,195)	224,918	101,087	196,115
Cash flows from financing activities
Proceeds from exercise of stock options	2,037	1,332	3,509	2,988
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	19,781	15,777	19,781	15,777
Principal repayments of finance leases	(1,361)	(1,287)	(2,703)	(1,882)
Net cash provided by financing activities	20,457	15,822	20,587	16,883
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	706	(928)	1,415	(2,395)
Net (decrease) increase in cash, cash equivalents and restricted cash	(114,334)	195,141	151,517	177,506
Cash, cash equivalents, and restricted cash, beginning of period	722,190	456,785	456,339	474,420
Cash, cash equivalents, and restricted cash, end of period	$607,856	$651,926	$607,856	$651,926

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$318,454	$215,383	$589,285	$422,615
Gross margin (Gross profit/Total revenue) on a GAAP basis	75%	71%	74%	72%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	6,364	5,177	12,051	9,979
Expenses associated with stock-based compensation: Cost of Revenue—Services	4,156	2,622	7,541	4,862
Non-GAAP gross profit	$328,974	$223,182	$608,877	$437,456
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	78%	73%	77%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$195,934	$181,598	$378,667	$331,866
Less:
Expenses associated with stock-based compensation	47,958	37,089	88,289	70,927
Amortization of intangible assets associated with acquisitions	760	760	1,520	1,520
Non-GAAP sales and marketing operating expense	$147,216	$143,749	$288,858	$259,419

Research and development operating expense on a GAAP basis	$125,420	$108,037	$242,237	$204,409
Less:
Expenses associated with stock-based compensation	50,822	41,824	96,546	79,328
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	1,535	3,070	3,070
Non-GAAP research and development operating expense	$73,063	$64,678	$142,621	$122,011

General and administrative operating expense on a GAAP basis	$46,103	$40,591	$85,931	$77,123
Less:
Expenses associated with stock-based compensation	16,525	13,404	31,306	26,158
Non-GAAP general and administrative operating expense	$29,578	$27,187	$54,625	$50,965

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(49,003)	$(114,843)	$(117,550)	$(190,783)
GAAP operating margin (Loss from operations/Total revenue)	(12)%	(38)%	(15)%	(32)%
Add back:
Expenses associated with stock-based compensation	125,825	100,116	235,733	191,254
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,295	4,590	4,590
Non-GAAP income from operations	$79,117	$(12,432)	$122,773	$5,061
Non-GAAP operating margin (Non-GAAP income (loss) from operations/Total revenue)	19%	(4)%	16%	1%

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(37,597)	$(118,865)	$(91,843)	$(196,159)
Add back:
Expenses associated with stock-based compensation	125,825	100,116	235,733	191,254
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	2,295	4,590	4,590
Amortization of debt issuance costs related to convertible senior notes	847	845	1,694	1,685
Less:
Gain (loss) on non-marketable securities	(932)	(57)	1,294	1,694
Income tax effects and adjustments **	15,590	—	24,916	—
Non-GAAP net income	$76,712	$(15,552)	$123,964	$(324)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.53)	$(1.74)	$(1.30)	$(2.88)
Add back:
Expenses associated with stock-based compensation	1.78	1.47	3.34	2.81
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.03	0.07	0.07
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.02	0.02
Less:
Gain (loss) on non-marketable securities	(0.01)	—	0.02	0.02
Income tax effects and adjustments **	0.22	—	0.35	—
Non-GAAP net income per share, basic	$1.08	$(0.23)	$1.76	$—
Adjustment for fully diluted earnings per share	(0.15)	—	(0.25)	—
Non-GAAP net income per share, diluted *	$0.93	$(0.23)	$1.51	$—
* Diluted non-GAAP net income per share is calculated based upon 82.5 million and 82.1 million of diluted weighted-average shares of outstanding common stock for the three and six months ended July 31, 2023, respectively. The GAAP and non-GAAP net loss per share calculations exclude potentially dilutive shares as the inclusion of such shares would have been anti-dilutive due to the net loss reported.
** Non-GAAP financial information for the fiscal 2024 periods is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the expected sustained non-GAAP profitability, this adjustment is applied prospectively and comparative periods have not been adjusted. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$(25,302)	$(44,671)	$28,428	$(33,097)
Capital expenditures	(635)	(2,614)	(1,258)	(5,152)
Principal repayments of finance leases	(1,361)	(1,287)	(2,703)	(1,882)
Capitalized software	—	—	—	—
Free cash flow	$(27,298)	$(48,572)	$24,467	$(40,131)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023
Total Customers (a)	29,000+	31,000+	33,000+	35,200+	37,000+	39,100+	40,800+	43,100+	45,000+
Direct Sales Customers(b)	3,600+	3,900+	4,400+	4,800+	5,400+	5,900+	6,400+	6,700+	6,800+
MongoDB Atlas Customers	27,500+	29,500+	31,500+	33,700+	35,500+	37,600+	39,300+	41,600+	43,500+
Customers over $100K(c)	1,126	1,201	1,307	1,379	1,462	1,545	1,651	1,761	1,855

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022	1/31/2023	4/30/2023	7/31/2023
MongoDB Enterprise Advanced: % of Subscription Revenue	36%	34%	33%	33%	28%	29%	28%	28%	26%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	84%	85%	86%	87%	86%	87%	88%	88%	88%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.